EXHIBIT 32.01

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &

                            CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of Ashley Capital Management, Inc. as general partner of Atlas Futures Fund, L.P., certify that (i) the Form 10-Q for the period ended September 30, 2009 of Atlas Futures Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the period ended September 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of Atlas Futures Fund, L.P.

ATLAS FUTURES FUND, LIMITED PARTNERSHIP

By:	Ashley Capital Management, Inc., General Partner

By: /s/ Michael Pacult
Michael Pacult
Chief Executive Officer &
Chief Financial Officer

Date:	November 16, 2009